Exhibit 99.1

Contact:	Shannon Alberts	-or-	Amanda Tobin Bielawski

	Investor Relations		Corporate Communications

	206/392-5218		206/392-5134

FOR IMMEDIATE RELEASE	October 24, 2006

ALASKA AIR GROUP REPORTS THIRD QUARTER RESULTS

SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a third quarter net loss of $17.4 million, or $0.44 per diluted share, compared to net income of $90.2 million, or $2.71 per diluted share, in the third quarter of 2005. The 2006 results include charges related to the buyout of five MD-80 leases and a voluntary severance program in connection with a new labor contract, as well as mark-to-market fuel hedging losses related to contracts that settle in future quarters and the reclassification of previously recorded mark-to-market gains on hedges that settled during the quarter. The 2005 results included mark-to-market fuel hedging gains, a refund of Mexico navigation fees and a nominal adjustment to previously recorded restructuring charges. Excluding the impact of these items, the company would have reported net income in the third quarter of 2006 of $77.9 million, or $1.93 per diluted share, compared to $71.5 million, or $2.16 per diluted share, in the third quarter of 2005.

“The quarter’s adjusted net profit reflects the hard work of employees across our system and the progress we are making on our plan,” said CEO Bill Ayer. “However, slower unit revenue growth toward the end of the quarter underscores the need to continue to reduce costs and improve processes in order to offer our customers a product they prefer at a price they are willing to pay.”

In previous quarters, Alaska Air Group excluded from adjusted earnings its mark-to-market fuel hedging gains related to contracts that settle in future quarters. Consistent with that practice, the company excluded from the current quarter’s adjusted results the mark-to-market fuel hedging losses that settle in future quarters. While the recent decline in fuel prices has caused the value of the portfolio to decline, it is still in the money. The fuel-hedging program saved the company approximately $27.4 million in economic fuel expense during the third quarter.

During the quarter, the company accrued an additional $1.7 million for Horizon Air employees and $3.3 million for Alaska Airlines employees in connection with various gain-sharing plans, for a year-to-date total accrual of approximately $24 million.

In addition, Alaska Airlines contributed $72 million to its defined benefit plans during 2006, and $265 million since September 11, 2001.

Alaska Airlines’ passenger traffic in the third quarter increased 6.0 percent on a capacity increase of 5.6 percent. Alaska’s load factor increased 0.2 percentage points to 79.2 percent, compared to the same period in 2005. Alaska’s operating revenue per available seat mile (ASM) increased 4.4 percent, while its operating cost per ASM excluding fuel, and the items noted above decreased 2.7 percent. Alaska’s pretax loss for the quarter was $27.9 million, compared to pretax income of $133.0 million in 2005. Again, excluding the items noted above, Alaska would have reported pretax income of $115.3 million for the quarter, compared to $106.0 million in the third quarter of 2005.

Horizon Air’s passenger traffic in the third quarter increased 5.7 percent on a 4.4 percent capacity increase. Horizon’s load factor increased by 0.9 percentage points to 75.9 percent, compared to the same period in 2005. Horizon’s operating revenue per ASM increased 9.9 percent, and its operating cost per ASM excluding fuel increased 8.4 percent. Horizon’s pretax income for the quarter was $5.9 million, compared to $17.3 million in 2005. Excluding the mark-to-market fuel hedge adjustments, Horizon’s pretax income would have been $15.1 million for the quarter, compared to $14.4 million in the third quarter of 2005.

Alaska Air Group had cash and short-term investments at September 30, 2006, of approximately $1.1 billion compared to $983 million at December 31, 2005. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 69 percent as of September 30, 2006, compared to 73 percent as of December 31, 2005. The decrease from December 31, 2005 is primarily due to the conversion to equity of our senior convertible notes in April 2006, offset by the $41.0 million net loss for the nine months and an increase in our outstanding debt resulting from new aircraft financings.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 6 through 10.

A conference call regarding the third quarter 2006 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on October 24, 2006. It can be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this report to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; the implementation of our growth strategy; the timing of the MD-80 fleet disposal, and the amounts of potential lease termination payments with lessors and sublease payments from sub lessees; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Item 1A of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2006. All of the forward- looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 88 cities through an expansive network throughout Alaska, the Lower 48, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Millions Except Per Share Amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005
Operating Revenues:
Passenger	$871.5	$777.4	$2,358.4	$2,061.9
Freight and mail	26.7	26.1	74.8	71.3
Other - net	37.5	42.2	110.9	111.5

Total Operating Revenues	935.7	845.7	2,544.1	2,244.7

Operating Expenses:
Wages and benefits	238.6	218.1	696.2	683.0
Variable incentive pay	5.0	3.4	24.1	10.5
Contracted services	37.6	30.8	114.3	96.2
Aircraft fuel, including hedging gains and losses	290.8	141.2	653.7	327.4
Aircraft maintenance	49.6	55.2	168.6	174.6
Aircraft rent	43.9	46.9	136.6	140.0
Food and beverage service	13.5	13.7	38.3	37.9
Selling expenses	44.7	45.9	132.6	123.8
Depreciation and amortization	40.5	36.3	114.1	105.8
Landing fees and other rentals	52.9	50.8	152.4	152.2
Other	55.6	51.7	160.4	155.6
Fleet transition costs	58.4	—	189.5	—
Restructuring charges and adjustments	28.6	(1.4)	32.4	20.7

Total Operating Expenses	959.7	692.6	2,613.2	2,027.7

Operating Income (Loss)	(24.0)	153.1	(69.1)	217.0

Nonoperating Income (Expense):
Interest income	14.2	8.6	39.4	21.6
Interest expense	(20.4)	(16.1)	(57.6)	(45.5)
Interest capitalized	7.1	2.8	17.6	4.9
Other - net	0.2	(1.6)	(1.5)	(4.5)

	1.1	(6.3)	(2.1)	(23.5)

Income (loss) before income tax and accounting change	(22.9)	146.8	(71.2)	193.5
Income tax expense (benefit)	(5.5)	56.6	(30.2)	76.0

Income (loss) before accounting change	$(17.4)	$90.2	$(41.0)	$117.5
Cumulative effect of accounting change, net of tax	—	—	—	(90.4)

Net Income (Loss)	$(17.4)	$90.2	$(41.0)	$27.1

Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$(0.44)	$3.28	$(1.10)	$4.31
Cumulative effect of accounting change	NA	NA	NA	(3.32)

Net Income (Loss) Per Share	$(0.44)	$3.28	$(1.10)	$0.99

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$(0.44)	$2.71	$(1.10)	$3.62
Cumulative effect of accounting change	NA	NA	NA	(2.69)

Net Income (Loss) Per Share	$(0.44)	$2.71	$(1.10)	$0.93

Shares Used for Computation:
Basic	39.954	27.502	37.172	27.274
Diluted	39.954	33.857	37.172	33.523

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Millions)	September 30, 2006	December 31, 2005
Cash and marketable securities	$1,108	$983

Total current assets	$1,697	$1,540
Property and equipment-net	2,251	2,032
Other assets	192	220

Total assets	$4,140	$3,792

Current liabilities	$1,380	$1,165
Long-term debt	946	969
Other liabilities and credits	849	830
Shareholders’ equity	965	828

Total liabilities and shareholders’ equity	$4,140	$3,792

Alaska Airlines Financial and Statistical Data

	Three Months Ended September 30				Nine Months Ended September 30
Financial Data (in millions):	2006		2005	% Change	2006	2005		% Change
Operating Revenues:
Passenger	$698.4		$624.1	11.9	$1,882.5	$1,656.6		13.6
Freight and mail	25.7		25.2	2.0	71.8	68.4		5.0
Other - net	35.8		40.0	(10.5)	106.0	103.9		2.0

Total Operating Revenues	759.9		689.3	10.2	2,060.3	1,828.9		12.7

Operating Expenses:
Wages and benefits	190.3		171.7	10.8	552.9	548.7		0.8
Variable incentive pay	3.3		2.8	17.9	17.3	7.5		130.7
Contracted services	32.3		27.6	17.0	98.4	87.0		13.1
Aircraft fuel, including hedging gains and losses	251.5		121.8	106.5	567.2	283.6		100.0
Aircraft maintenance	32.4		43.2	(25.0)	118.6	143.5		(17.4)
Aircraft rent	26.4		29.5	(10.5)	84.6	87.2		(3.0)
Food and beverage service	12.6		13.0	(3.1)	36.1	36.0		0.3
Selling expenses	36.8		35.6	3.4	110.0	102.2		7.6
Depreciation and amortization	35.2		31.9	10.3	99.6	92.9		7.2
Landing fees and other rentals	40.5		38.8	4.4	117.9	117.2		0.6
Other	40.8		39.6	3.0	118.4	118.9		(0.4)
Fleet transition costs	58.4		—	NM	189.5	—		NM
Restructuring charges and adjustments	28.6		(1.4)	NM	32.4	20.7		NM

Total Operating Expenses	789.1		554.1	42.4	2,142.9	1,645.4		30.2

Operating Income (Loss)	(29.2)		135.2	NM	(82.6)	183.5		NM

Interest income	14.6		9.2		41.2	23.1
Interest expense	(19.9)		(13.0)		(53.5)	(36.9)
Interest capitalized	6.1		2.6		15.5	4.5
Other - net	0.5		(1.0)		(0.7)	(3.7)

	1.3		(2.2)		2.5	(13.0)

Income (Loss) Before Income Tax and Accounting Change	$(27.9)		$133.0	NM	$(80.1)	$170.5		NM

Operating Statistics:
Revenue passengers (000)	4,710		4,632	1.7	13,058	12,715		2.7
RPMs (000,000) “traffic”	4,873		4,598	6.0	13,579	12,812		6.0
ASMs (000,000) “capacity”	6,150		5,822	5.6	17,523	16,735		4.7
Passenger load factor	79.2%		79.0%	0.2pts	77.5%	76.6%		0.9pts
Yield per passenger mile	14.33	¢	13.57 ¢	5.6	13.86 ¢	12.93	¢	7.2
Operating revenue per ASM	12.36	¢	11.84 ¢	4.4	11.76 ¢	10.93	¢	7.6
Operating expenses per ASM (a)	12.83	¢	9.52 ¢	34.8	12.23 ¢	9.83	¢	24.4
Operating expense per ASM excluding fuel, fleet transition costs, and restructuring charges and adjustments(a)	7.33	¢	7.53 ¢	(2.7)	7.73 ¢	8.04	¢	(3.9)
GAAP fuel cost per gallon (a)	$2.68		$1.34	100.3	$2.12	$1.08		96.7
Economic fuel cost per gallon (a)	$2.08		$1.56	33.5	$1.90	$1.46		29.7
Fuel gallons (000,000)	93.9		90.4	3.9	267.2	260.8		2.5
Average number of full-time equivalent employees	9,467		8,961	5.6	9,267	9,108		1.7
Aircraft utilization (blk hrs/day)	11.4		10.9	4.6	11.1	10.8		2.8
Average aircraft stage length (miles)	920		887	3.7	921	895		2.9
Operating fleet at period-end	112		110	1.8	112	110		1.8

NM = Not Meaningful

(a)	See Note A on page 8.

Horizon Air Financial and Statistical Data

	Three Months Ended September 30					Nine Months Ended September 30
Financial Data (in millions):	2006		2005		% Change	2006		2005		% Change
Operating Revenues:
Passenger	$173.9		$151.2		15.0	$478.1		$405.8		17.8
Freight and mail	1.0		1.0		0.0	3.0		2.9		3.4
Other - net	1.4		1.5		(6.7)	4.1		6.8		(39.7)

Total Operating Revenues	176.3		153.7		14.7	485.2		415.5		16.8

Operating Expenses:
Wages and benefits	47.3		44.7		5.8	140.3		128.6		9.1
Variable incentive pay	1.7		0.6		183.3	6.8		3.0		126.7
Contracted services	6.7		6.1		9.8	20.1		17.7		13.6
Aircraft fuel, including hedging gains and losses	39.3		19.4		102.6	86.5		43.8		97.5
Aircraft maintenance	17.2		11.9		44.5	50.0		31.1		60.8
Aircraft rent	17.5		17.5		0.0	52.0		52.8		(1.5)
Food and beverage service	0.9		0.7		28.6	2.2		1.9		15.8
Selling expenses	8.8		8.1		8.6	25.2		22.1		14.0
Depreciation and amortization	4.9		4.1		19.5	13.6		12.0		13.3
Landing fees and other rentals	12.7		12.2		4.1	35.3		35.7		(1.1)
Other	13.6		10.1		34.7	37.0		31.0		19.4

Total Operating Expenses	170.6		135.4		26.0	469.0		379.7		23.5

Operating Income	5.7		18.3		NM	16.2		35.8		NM

Interest income	1.0		0.3			2.7		1.0
Interest expense	(1.8)		(1.6)			(5.8)		(4.3)
Interest capitalized	1.0		0.2			2.1		0.4
Other - net	—		0.1			—		0.1

	0.2		(1.0)			(1.0)		(2.8)

Income Before Income Tax and Accounting Change	$5.9		$17.3		NM	$15.2		$33.0		NM

Operating Statistics:
Revenue passengers (000)	1,832		1,755		4.4	5,171		4,868		6.2
RPMs (000,000) “traffic”	722		683		5.7	2,032		1,843		10.3
ASMs (000,000) “capacity”	951		911		4.4	2,729		2,542		7.4
Passenger load factor	75.9%		75.0%		0.9pts	74.5%		72.5%		2.0pts
Yield per passenger mile	24.09	¢	22.14	¢	8.8	23.53	¢	22.02	¢	6.9
Operating revenue per ASM	18.54	¢	16.87	¢	9.9	17.78	¢	16.35	¢	8.8
Operating expenses per ASM (a)	17.94	¢	14.86	¢	20.7	17.19	¢	14.94	¢	15.1
Operating expense per ASM excluding fuel (a)	13.81	¢	12.73	¢	8.4	14.02	¢	13.21	¢	6.1
GAAP fuel cost per gallon (a)	$2.71		$1.41		92.8	$2.13		$1.13		88.6
Economic fuel cost per gallon (a)	$2.08		$1.62		28.3	$1.92		$1.54		24.8
Fuel gallons (000,000)	14.5		13.7		5.8	40.6		38.6		5.2
Average number of full-time equivalent employees	3,706		3,508		5.6	3,592		3,428		4.8
Aircraft utilization (blk hrs/day)	8.8		9.0		(2.2)	8.8		8.6		2.3
Operating fleet at period-end	69		65		6.2	69		65		6.2

NM = Not Meaningful

(a)	See Note A on page 8.

Note A:

Pursuant to Item 10 of Regulation S-K, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor performance both with and without the cost of aircraft fuel (including the gains and losses associated with our fuel hedging program where appropriate), fleet transition costs, and restructuring charges and adjustments. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond our control and we record changes in the fair value of our hedge portfolio in our income statement, it is our view that the measurement and monitoring of performance without fuel is important. In addition, we believe the disclosure of financial performance without fleet transition costs, restructuring charges, and the navigation fee refund is useful to investors. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30
	2006	2005	2006	2005
Unit cost reconciliations:
Operating expenses	$789.1	$554.1	$2,142.9	$1,645.4
ASMs (000,000)	6,150	5,822	17,523	16,735

Operating expenses per ASM	12.83 ¢	9.52 ¢	12.23 ¢	9.83 ¢

Operating expenses	$789.1	$554.1	$2,142.9	$1,645.4
Less: aircraft fuel	(251.5)	(121.8)	(567.2)	(283.6)
Less: fleet transition costs	(58.4)	—	(189.5)	—
Add: navigation fee refund	—	4.7	—	4.7
Less: restructuring charges and adjustments	(28.6)	1.4	(32.4)	(20.7)

Operating expenses excluding fuel, fleet transition costs, the navigation fee refund, and restructuring charges and adjustments	$450.6	$438.4	$1,353.8	$1,345.8
ASMs (000,000)	6,150	5,822	17,523	16,735

Operating expenses per ASM excluding fuel, fleet transition costs, the navigation fee refund, and restructuring charges and adjustments	7.33 ¢	7.53 ¢	7.73 ¢	8.04 ¢

Reconciliation to GAAP income (loss) before taxes and accounting change:

Income (loss) before taxes and accounting change, excluding mark-to-market hedging gains (losses), fleet transition costs, the navigation fee refund, and restructuring charges and adjustments	$115.3	$106.0	$202.5	$85.3
Mark-to-market hedging gains (losses) included in aircraft fuel	(56.2)	19.9	(60.7)	100.2
Less: fleet transition costs	(58.4)	—	(189.5)	—
Add: navigation fee refund and related interest received	—	5.7	—	5.7
Less: restructuring charges and adjustments	(28.6)	1.4	(32.4)	(20.7)

GAAP income (loss) before taxes and accounting change as reported	$(27.9)	$133.0	$(80.1)	$170.5

Aircraft fuel reconciliations:* ($ in millions except per gallon amounts)
	Three Months Ended September 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$218.9	$2.33	$179.5	$1.99
Less: gains on settled hedges	(23.6)	(0.25)	(37.8)	(0.43)

Economic fuel expense*	$195.3	$2.08	$141.7	$1.56

Less: mark-to-market gains and losses related to hedges that settle in future periods and the reclassification of previously recorded mark-to-market gains on settled hedges	56.2	0.60	(19.9)	(0.22)

GAAP fuel expense*	$251.5	$2.68	$121.8	$1.34

Fuel gallons (000,000)	93.9		90.4

	Nine Months Ended September 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$585.5	$2.19	$465.2	$1.78
Less: gains on settled hedges	(79.0)	(0.29)	(81.4)	(0.32)

Economic fuel expense*	$506.5	$1.90	$383.8	$1.46

Less: mark-to-market gains and losses related to hedges that settle in future periods and the reclassification of previously recorded mark-to-market gains on settled hedges	60.7	0.22	(100.2)	(0.38)

GAAP fuel expense*	$567.2	$2.12	$283.6	$1.08

Fuel gallons (000,000)	267.2		260.8

*	Beginning in the first quarter of 2006, the Company records all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

Horizon Air Industries, Inc. ($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Unit cost reconciliations:
Operating expenses	$170.6	$135.4	$469.0	$379.7
ASMs (000,000)	951	911	2,729	2,542

Operating expenses per ASM	17.94 ¢	14.86 ¢	17.19 ¢	14.94 ¢

Operating expenses	$170.6	$135.4	$469.0	$379.7
Less: aircraft fuel	(39.3)	(19.4)	(86.5)	(43.8)

Operating expenses excluding fuel	$131.3	$116.0	$382.5	$335.9
ASMs (000,000)	951	911	2,729	2,542

Operating expenses per ASM excluding fuel	13.81 ¢	12.73 ¢	14.02 ¢	13.21 ¢

Reconciliation to GAAP income before taxes and accounting change:

Income before taxes and accounting change, excluding mark-to-market hedging gains (losses)	$15.1	$14.4	$23.7	$17.4
Mark-to-market hedging gains (losses) included in aircraft fuel	(9.2)	2.9	(8.5)	15.6

GAAP income before taxes and accounting change as reported	$5.9	$17.3	$15.2	$33.0

Aircraft fuel reconciliations:* ($ in millions except per gallon amounts)

	Three Months Ended September 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$33.9	$2.34	$28.0	$2.04
Less: gains on settled hedges	(3.8)	(0.26)	(5.7)	(0.42)

Economic fuel expense*	$30.1	$2.08	$22.3	$1.62

Less: mark-to-market gains and losses related to hedges that settle in future periods and the reclassification of previously recorded mark-to-market gains on settled hedges	9.2	0.63	(2.9)	(0.21)

GAAP fuel expense*	$39.3	$2.71	$19.4	$1.41

Fuel gallons (000,000)	14.5		13.7

	Nine Months Ended September 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$90.8	$2.24	$71.6	$1.85
Less: gains on settled hedges	(12.8)	(0.32)	(12.2)	(0.31)

Economic fuel expense*	$78.0	$1.92	$59.4	$1.54

Less: mark-to-market gains and losses related to hedges that settle in future periods and the reclassification of previously recorded mark-to-market gains on settled hedges	8.5	0.21	(15.6)	(0.41)

GAAP fuel expense*	$86.5	$2.13	$43.8	$1.13

Fuel gallons (000,000)	40.6		38.6

*	Beginning in the first quarter of 2006, the Company records all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and earnings (loss) per share during 2006 and 2005 excluding the cumulative effect of the accounting change, mark-to-market hedging gains (losses) and related reclassifications, fleet transition costs, the navigation refund, and restructuring charges and adjustments, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended September 30,
	2006**		2005
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income and diluted EPS excluding mark-to-market hedging gains (losses), fleet transition costs, the navigation fee refund, and restructuring charges and adjustments *	$77.9	$1.93	$71.5	$2.16
Effect of dilutive shares*	NA	0.02	NA	NA
Mark-to-market hedging gains (losses), net of tax	(40.9)	(1.03)	14.2	0.42
Fleet transition costs, net of tax	(36.5)	(0.91)	—	—
Restructuring charges and adjustments, net of tax	(17.9)	(0.45)	0.9	0.02
Navigation fee refund, net of tax	—	—	3.6	0.11

Reported GAAP amounts	$(17.4)	$(0.44)	$90.2	$2.71

	Nine Months Ended September 30,
	2006**		2005
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income and diluted EPS excluding the cumulative effect of the accounting change, mark-to-market hedging gains (losses), fleet transition costs, the navigation fee refund, and restructuring charges and adjustments *	$141.1	$3.56	$54.4	$1.74
Effect of dilutive shares and interest on convertible bonds *	NA	0.24	NA	NA
Cumulative effect of accounting change, net of tax	—	—	(90.4)	(2.69)
Mark-to-market hedging gains (losses), net of tax	(43.3)	(1.16)	72.4	2.16
Fleet transition costs, net of tax	(118.5)	(3.19)	—	—
Restructuring charges and adjustments, net of tax	(20.3)	(0.55)	(12.9)	(0.39)
Navigation fee refund, net of tax	—	—	3.6	0.11

Reported GAAP amounts	$(41.0)	$(1.10)	$27.1	$0.93

*	Diluted earnings per share for the three and nine months ended September 30, 2006, excluding the impact of the mark-to-market losses on fuel hedges, fleet transition costs, and restructuring charges and adjustments has been calculated using the dilutive weighted average number of shares outstanding of 40.4 million and 40.0 million, respectively.

In order to reconcile the diluted earnings per share on an adjusted basis to the GAAP loss per share for the three and nine months ended September 30, 2006, the table above includes $0.02 per share and $0.24 per share, respectively, which represents the impact of the additional shares that were used in the adjusted diluted earnings per share. Additionally, $1.6 million of interest, net of tax, on the convertible senior notes that were outstanding during the first quarter of the year was added back to earnings for the three months ended September 30, 2006 in order to derive the diluted earnings per share on an adjusted basis.

The per share impact of the mark-to-market losses on fuel hedges, fleet transition costs, and restructuring and impairment charges have been presented in the table above using the basic shares outstanding of 40.0 million and 37.2 million fully diluted shares outstanding for the three months and nine months ended September 30, 2006, respectively.

**	The tax rate used on all of the adjusting items for 2006 was our composite tax rate of 37.5%, yielding an effective tax rate on our adjusted net income amounts of 39.8% and 35.8 % for the three and nine months ended September 30, 2006, respectively.

The following table summarizes Alaska Air Group, Inc.’s basic and diluted per share calculations for income (loss) before the accounting change and net income (loss) (in millions except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$(17.4)	$90.2	$(41.0)	$117.5
Weighted average shares outstanding	39.954	27.502	37.172	27.274

Income (loss) per share before accounting change	$(0.44)	$3.28	$(1.10)	$4.31

Cumulative effect of accounting change, net of tax	NA	NA	NA	$(90.4)
Weighted average shares outstanding	NA	NA	NA	27.274

Per share cumulative effect of accounting change	NA	NA	NA	$(3.32)

Net income (loss)	$(17.4)	$90.2	$(41.0)	$27.1
Weighted average shares outstanding	39.954	27.502	37.172	27.274

Net income (loss) per share	$(0.44)	$3.28	$(1.10)	$0.99

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$(17.4)	$90.2	$(41.0)	$117.5
Interest on convertible notes, net of tax	NA	1.5	NA	4.0

Income (loss) before accounting change for diluted calculation	$(17.4)	$91.7	$(41.0)	$121.5
Weighted average shares outstanding	39.954	33.857	37.172	33.523

Income (loss) per share before accounting change	$(0.44)	$2.71	$(1.10)	$3.62

Cumulative effect of accounting change, net of tax	NA	NA	NA	$(90.4)
Weighted average shares outstanding	NA	NA	NA	33.523

Per share cumulative effect of accounting change	NA	NA	NA	$(2.69)

Net income (loss)	$(17.4)	$90.2	$(41.0)	$27.1
Interest on convertible notes, net of tax	NA	1.5	NA	4.0

Net income (loss) for diluted calculation	$(17.4)	$91.7	$(41.0)	$31.1
Weighted average shares outstanding	39.954	33.857	37.172	33.523

Net income (loss) per share	$(0.44)	$2.71	$(1.10)	$0.93

Forecasted Financial Measures

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for the remainder of 2006. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

	Alaska Airlines					Horizon Air
	Forecast of cost per available seat mile, excluding fuel and impairment charges (cents)	Forecast of fuel cost per available seat mile (cents) (See Note 1)	Forecast of fleet transition costs per available seat mile (cents)	Forecast of restructuring charges per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (See Note 1)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)
Fourth quarter 2006	7.9	3.2	—	—	11.1	14.7	3.3	18.0
Full year 2006	7.8	3.2	0.8	0.1	11.9	14.2	3.4	17.6

Note 1: Our forecast of fuel cost is based on anticipated gallons consumed and estimated fuel cost per gallon. The estimate also includes the expected benefit from settled hedges, net of the reclassification of previously recognized mark-to-market hedge portfolio gains and losses. Given the volatility of fuel prices and the mark-to-market adjustments on our fuel hedge portfolio, readers should be cautioned that actual fuel expense could differ significantly from the forecast above.